Exhibit 10.4

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE " ACT"), OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS (A) THEY ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR (B) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT SUCH PROPOSED SALE, PLEDGE, TRANSFER, OR OTHER DISPOSITION IS EXEMPT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

WARRANT AGREEMENT

          This Warrant Agreement ("Agreement") is entered into to be effective as of the 30th day of December, 2012, (the "Original Issuance Date") between Robert L. Bauman ("Holder"), and Hickok Incorporated, an Ohio corporation (the "Company").

RECITALS

         A.     Holder has agreed to loan up to Two Hundred Fifty Thousand Dollars ($250,000) to the Company pursuant to the terms of that certain Revolving Credit Agreement dated December 30, 2012 (the "Loan Agreement").

          B.    As partial consideration for the transactions contemplated by the Loan Agreement, the Company desires to issue to Holder the opportunity to acquire an interest in the Company by a warrant to purchase shares of common stock of the Company subject to the terms of this Agreement.

AGREEMENT

          NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

          1.          Grant of Warrant. For value received, the Company hereby issues to Holder the right and warrant ("Warrant") to purchase, on the terms and conditions set forth herein, from the Company up to, subject to adjustment as provided herein, One Hundred Thousand (100,000) shares (the "Warrant Shares") of the Class A Common Stock the Company, without par value ("Common Shares"). The purchase price of a Warrant Share shall be $2.50 per share ("Exercise Price").

          2.          Exercise of Warrant.

                         (a)          Right to Exercise; Notice. On the terms and subject to the conditions of this Section 2, the holder hereof shall have the right, at its option, to exercise this Warrant in whole or in part at any time or from time to time during the Exercise Period, all as more fully specified below.

                         (b)          Manner of Exercise; Issuance of Warrant Shares. To exercise this Warrant, Holder shall deliver to the Company (a) a Notice of Exercise (substantially in the form of Exhibit A attached hereto) duly executed by the holder hereof specifying the Warrant Shares to be purchased, which shall be a whole number, (b) an amount equal to the aggregate Exercise Price for all Warrant Shares as to which this Warrant is then being exercised, and (c) this Warrant. At the option of Holder, payment of the Exercise Price shall be made (w) by wire transfer of funds to an account in a bank located in the United States designated by the Company for such purpose, (x) by check payable to the order of the Company, (y) by application of any Warrant Shares, as provided below, or (z) by any combination of such methods.

                         (c)          Upon the exercise of this Warrant in whole or in part, Holder may, at its option, submit to the Company written instructions to apply any specified portion of the Warrant Shares issuable upon such exercise in payment of the Exercise Price required upon such exercise, in which case the Company will accept such specified portion of the Warrant Shares (at a value per share equal to the then fair market value thereof (as shall be reasonably determined in good faith by the Board of Directors without regard to any discount in respect of minority interests, lack of marketability or similar factors, which determination shall be conclusive absent manifest error), less, in each case, the Exercise Price then in effect), in lieu of a like amount of such cash payment.

                         (d)          Upon receipt of the items referred to in Section 2(b), the Company shall, as promptly as practicable, and in any event within five (5) days thereafter, cause to be issued and delivered to Holder, a certificate or certificates representing the Warrant Shares specified in the Notice of Exercise (but not exceeding the maximum number thereof issuable upon exercise of this Warrant) minus the Warrant Shares, if any, applied in payment of the Exercise Price. Such certificates shall be registered in the name of Holder (or its nominee) or in the name of such transferee, as the case may be.

                         (e)          If this Warrant is exercised in part, the Company shall, at the time of delivery of such certificate or certificates, issue and deliver to Holder or the transferee so designated in the Notice of Exercise, a new Warrant evidencing the right of the holder hereof or such transferee to purchase at the Exercise Price then in effect the Warrant Shares for which this Warrant shall not have been exercised, and this Warrant shall be canceled.

          3.          Partial Exercise. This Warrant may be exercised in part, and Holder shall be entitled to receive a new Warrant with the same terms and conditions, which shall be dated as of the Original Issuance Date, covering the number of Warrant Shares in respect of which this Warrant shall not have been exercised.

          4.          Expiration. This Warrant shall expire at the close of business on the third (3rd) anniversary of the date hereof (the "Expiration Date") and shall be void thereafter.

          5.          Adjustment of Exercise Price and Common Shares Subject to Warrant. The Exercise Price and the number of Common Shares subject to the Warrant shall be subject to adjustment from time to time as set forth in this Section 5.

                         (a)          Dividends, Splits, Etc. If the Company declares or pays a dividend or distribution on the outstanding Common Shares payable in Common Shares or other securities or property (other than cash), then upon exercise of this Warrant, for each Common Share acquired, Holder shall receive, without additional cost to Holder, the total number and kind of securities and property which Holder would have received had Holder owned the Common Shares of record as of the date the dividend or distribution occurred. If the Issuer subdivides the outstanding Common Shares by reclassification or otherwise into a greater number of Common Shares, the number of Common Shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased. If the outstanding Common Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of Common Shares, the Warrant Price shall be proportionately increased and the number of Common Shares shall be proportionately decreased.

                         (b)          Reclassification, Exchange, Combinations or Substitution. Upon any event whereby all of the outstanding Common Shares of the class are reclassified, exchanged, combined, substituted, or replaced for, into, with or by Company securities of a different class and/or series, then from and after the consummation of such event, this Warrant will be exercisable for the number, class and series of Company securities that Holder would have received had the Warrant Shares been outstanding on and as of the consummation of such event, and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant. The provisions of this Section 5(b) shall similarly apply to successive reclassifications, exchanges, combinations substitutions, replacements or other similar events.

          6.          Continuation of Term. Upon any reorganization, reclassification, consolidation, merger, transfer, or dissolution following any such transfer, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the equity interests and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, reclassification, consolidation, or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such equity interests, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person has expressly assumed the terms of this Warrant.

          7.          Shares Reserved. The Company covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company shall, at all times, have authorized and reserved for the purpose of issuance or transfer on exercise of the Warrant a sufficient number of the Common Shares subject to this Warrant to provide for its exercise free of all preemptive or similar rights therein.

          8.          Validity of Securities. The Warrant Shares issued pursuant to this Warrant will be validly issued and free and clear of all taxes, liens, and encumbrances, other than the transfer and other restrictions set forth in this Agreement.

          9.          Delivery of Certificates. As soon as practicable after any exercise of the Warrant, and in any event within ten (10) days thereafter, the Company at its expense will cause to be issued in the name of and delivered to Holder a certificate or certificates representing the number of Common Shares to which Holder is entitled on such exercise.

          10.          Nontransferability. Without the written consent of the Company, this Warrant shall not be transferable other than (a) to a successor or an affiliate of Holder or (b) transfers made following the occurrence of an Event of Default as such term is defined in the Note. This Agreement shall be binding upon and enforceable against any person who is a permitted transferee of the Warrant pursuant to the first sentence of this Section.

          11.          Rights of Holder. Prior to exercise of this Warrant, Holder shall not be entitled to any rights as a shareholder or a member, as the case may be, with respect to the Warrant Shares, including (without limitation) the right to vote such Warrant Shares or receive dividends or distributions thereon, as the case may be.

          12.          Performance of the Warrant. The Company will not, by amendment of its Articles of Incorporation or Code of Regulations or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Holder under this Warrant.

          13.          Loss, Theft, Destruction, or Mutilation. Upon receipt of evidence satisfactory to the Company of the ownership and subsequent loss, theft, destruction, or mutilation of this Warrant, the Company will execute and deliver, in lieu thereof, a new warrant with the same terms and conditions. In the case of loss, theft, or destruction, Holder will indemnify the Company to the Company's reasonable satisfaction, and in the case of mutilation, Holder will surrender the mutilated Warrant for cancellation upon receipt of the replacement warrant.

          14.          Compliance with Legal Requirements. Holder, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired solely for Holder's own account and not as a nominee for any other party, and for investment, and that Holder will not offer, sell or otherwise dispose of this Warrant or any of the Warrant Shares to be issued upon exercise hereof except pursuant to sales registered under the Act or under such other circumstances that will not result in a violation of the Act or any state securities laws. This Warrant and all of the Warrant Shares issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the form set forth at the beginning of this Warrant.

          15.          Notice of Company Events. In the event that, during the term of the Warrant, the Company does any of the following:

                         (a)          takes a record of the holders of any class or kind of equity for the purpose of determining the holders thereof who are entitled to receive any dividend or distribution, or any right to subscribe for, purchase, or otherwise acquire any equity or other securities or property; or

                         (b)          causes a capital reorganization of the Company, any reclassification or recapitalization of the equity interests or any transfer of all or substantially all of the assets of the Company or a merger or similar reorganization of the Company; or

                         (b)          causes any voluntary or involuntary dissolution, liquidation, or winding-up of the Company;

the Company will mail or cause to be mailed to Holder a notice specifying (i) the date of any of the foregoing actions, (ii) the amount and character of such dividend, distribution or right, (iii) the time, if any is fixed, as of which Holder shall be entitled to exchange its equity interests for the exchange equity interests, securities, or other property, and (iv) the amount and character of any equity interests, or rights or options with respect thereto, proposed to be delivered, issued or granted, the date of such proposed delivery, issue or grant, and the persons or class of persons to whom such proposed delivery, issue or grant is to be made. The Company shall mail such notice at least ten (10) business days prior to the date specified in such notice for the action to be taken.

         16.          Remedies. The Company stipulates that the remedies at law of Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

          17.          Representations and Warranties of the Company. The Company represents and warrants to the Holder as follows:

                         (a)          The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as the Company now conducts its business and as it proposes to conduct it in the future.

                         (b)          The Company has taken, and its officers and directors have taken, all corporate action necessary for the authorization, execution, and delivery of this Warrant and for the performance of all obligations of the Company under this Warrant. This Warrant, when executed and delivered by the Company shall constitute the legal, valid, and binding obligation of the Company, enforceable in accordance with its terms. The Company has obtained all consents, approvals, orders, and authorizations of any governmental authority which may be required of the Company in connection with the execution, delivery, and performance of this Warrant.

                         (c)          The issue and delivery by the Company of the Warrant and the issue and delivery of the Warrant Shares upon exercise of the Warrant do not and will not (i) violate any provision of law or regulations applicable to the Company, the charter or other governing documents of the Company, code of regulations, if any, or any order, judgment, or decree of any court or other agency of government binding on the Company, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of the Company, or (iii) require any approval of stockholders, members or manager of the Company, or any approval or consent of any person under any contractual obligation which is binding on the Company.

                         (d)          Subject to the accuracy of the representations and warranties of the Holder set forth below, the issuance of this Warrant and the issuance of the Warrant Shares upon exercise of this Warrant are exempt from the registration requirements of the 1933 Act and from the securities laws or regulations of any applicable jurisdiction. Neither the Company nor any agent acting for the Company has offered the Warrant or any other equity or debt securities of the Company for sale or solicited any offers to buy the Warrant or any other equity or debt securities of the Company in such a manner that would cause the offer, issuance, or sale of the Warrant to violate the provisions of the 1933 Act or any securities laws or regulations of any applicable jurisdiction.

          18.          Representations and Warranties of the Holder. The Holder represents and warrants to the Company as follows:

                         (a)          Purchase for Own Account. This Warrant and the securities to be acquired upon exercise of this Warrant by Holder are being acquired for investment for Holder's account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act. Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the Units.

                         (b)          Disclosure of Information. Holder is aware of the Issuer's business affairs and financial condition and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities, including without limitation all information set forth in Section 6.4 of the Convertible Loan Agreement dated December 30, 2011, as amended by Amendment No. 1 thereto. Holder further has had an opportunity to ask questions and receive answers from the Issuer regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Issuer possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

                         (c)          Investment Experience. Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder's investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Issuer and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

                         (d)          Accredited Investor Status. Holder is an "accredited investor" within the meaning of Regulation D promulgated under the Act.

                         (e)          The Act. Holder understands that this Warrant and the Units issuable upon exercise hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder's investment intent as expressed herein. Holder understands that this Warrant and the Units issued upon any exercise hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available. Holder is aware of the provisions of Rule 144 promulgated under the Act.

          19.          Governing Law; Venue. All terms of and rights created under this Agreement shall be governed by and construed in accordance with the law of the State of Ohio without reference to its conflicts of laws rules. Any action, suit or proceeding at law, in equity or otherwise which in any way arises out of or relates to this Agreement shall be brought only in a state or federal court of competent jurisdiction located in Cuyahoga County, Ohio, and all objections to personal jurisdiction and venue in any action, suit or proceeding so commenced are hereby expressly waived by the parties hereto.

          20.          Notices. All notices, requests, demands, and other communications pursuant to this Agreement shall be in writing and shall be deemed to have been given if personally delivered, telexed or telecopied, electronically mailed, or, if mailed by U. S. mail, when received by, the other party at the following addresses (or at such other address as shall be given in writing by either party to the other):

If to the Company, to:	Hickok Incorporated 10514 Dupont Avenue Cleveland, Ohio 44106
Attention: Gregory M. Zoloty, Chief Financial Officer

If to Holder:	Robert L. Bauman 10514 Dupont Avenue Cleveland, Ohio 4410

          21.          Taxes; Expenses. The Company will pay any applicable transfer taxes and other expenses incurred with respect to the issue of this Warrant or the issue of the Warrant Shares upon exercise of this Warrant.

          22.          Amendments and Waivers. This Agreement may be amended and any provision hereof may be waived only by a writing signed by both parties. The failure of either party to insist upon performance of any of the terms, covenants, and conditions of this Agreement in any one or more instances shall not be construed as a waiver or relinquishment of any such terms, covenants, and conditions, but the same shall be and remain in full force and effect. The express waiver by either party of any provision, condition, or requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition, or requirement.

          23.          Entire Agreement. This Agreement and the Note sets forth the entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior oral and written and all contemporaneous oral discussions, agreements, and understandings of any kind or nature.

          24.          Severability. In the event that any provision of this Agreement is declared illegal, invalid, or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid, and enforceable, or otherwise deleted, and the remainder of this Agreement shall not be affected by this Agreement.

          25.          Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

          26.          Headings. The headings preceding the text of the sections hereof are inserted solely for convenience of reference and shall neither constitute a part of this Agreement, nor affect its meaning, construction, or effect.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HICKOK INCORPORATED
By: /s/Gregory M. Zoloty
Its: CFO
/s/Robert L. Bauman Robert L. Bauman

EXHIBIT A

Subscription Form

To: ___________________                                                                               Date: ___________________

          The undersigned hereby subscribes for __________ Common Shares covered by this Warrant. The certificate(s) for such Common Shares (if certificated) shall be issued in the name of the undersigned or as otherwise indicated below.

           The undersigned hereby represents and warrants that the undersigned is acquiring such ownership interest for its own account for investment purposes only, and not for resale or with a view to distribution of such ownership interest or any part thereof.

Signature:
Name of Registration:
Mailing Address: